UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2004

Sirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

2950 Wilderness Place

Boulder, Colorado 80301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 8.01 OTHER EVENTS

On October 19, 2004, pursuant to a Stock Escrow Agreement, Sirna Therapeutics, Inc. (the “Company”) deposited 170,068 shares of its common stock into escrow in connection with a sale agreement by the Company, some or all of which shares are issuable to certain parties (the “Sellers”) to such sale agreement upon the consummation or termination of such sale agreement. Pursuant to the sale agreement (but subject to contingent obligations and conditions therein and subject to successful completion of technical feasibility studies), in exchange for all of the shares of an entity owned by some of the Sellers and assignments of intellectual property and other agreements by the Sellers, the following are issuable to the Sellers: an additional 510,204 of shares of common stock of the Company plus, following the achievement of certain milestones, additional shares of the Company’s common stock (some or all of which may be paid in cash in lieu of shares) plus additional shares of the Company’s common stock based on possible future sales (some or all of which may be paid in cash in lieu of shares), the price per share of such stock being valued as of future dates.

Such deposit and the contingent sales have not been registered under the Securities Act of 1933 and were made pursuant to the exemptions from registration provided by Section 4(2), Section 3(a)(10) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The shares issued or issuable thereunder are restricted in accordance with Rule 144 of the Securities Act of 1933. The issuances and the potential issuance did not involve any public offering; the Company made no solicitation in connection with the transactions other than communications with the purchasers; the Company obtained representations from the purchasers regarding their investment intent, knowledge, and experience; the purchasers either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that the purchasers are capable of evaluating the merits and risks of their investment; and the shares issued or potentially issuable thereunder were issued or are issuable with restricted securities legends. No underwriting discounts or commissions were paid in conjunction with the issuance or potential issuance of the shares.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially. These risk factors include that the sale agreement is subject to significant contingent obligations and conditions and successful completion of technical feasibility studies. As a result, there is a significant risk that the sale agreement will not be consummated. Additional risk factors to the Company are identified in the Company’s Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings. Sirna undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2004

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President and Chief Executive Officer